Exhibit 99.1

For Immediate Release

Friday, April 24, 2020

Contact: Investor Relations, Emmis

ir@emmis.com

EMMIS COMMUNICATIONS ANNOUNCES PLAN TO DELIST FROM NASDAQ,

DEREGISTER ITS CLASS A COMMON STOCK

INDIANAPOLIS– April 24, 2020– Emmis Communications Corporation (Nasdaq: EMMS) (the “Company”) today announced that it will voluntarily delist its Class A Common Stock from the Nasdaq Stock Market, and based upon ownership of its shares by fewer than 300 holders of record, deregister its Class A Common Stock under the Securities Exchange Act of 1934 and suspend its public reporting obligations.

Jeffrey H. Smulyan, the Company’s CEO stated, “We’ve undertaken a detailed and thoughtful review of the costs and benefits associated with being a Nasdaq-listed and SEC reporting company.  After careful consideration, our Board of Directors unanimously decided to voluntarily delist from Nasdaq and deregister with the SEC as we believe the expected savings of more than $1 Million per year outweigh the advantages of continuing as a Nasdaq-listed and SEC reporting company.”

The Company intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) on or about May 4, 2020, in order to delist from Nasdaq. The Company anticipates that the last day of trading on Nasdaq will be on or about May 13, 2020.  The Company’s Class A Common Stock may thereafter be eligible for trading on an over-the-counter market, if one or more brokers chooses to make a market for the Company’s Class A Common Stock; however, there can be no assurances regarding any such trading.

On or about May 14, 2020, the Company intends to file a Form 15 with the SEC, at which time the Company anticipates that its obligations to file periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, respectively, will be suspended, and that all requirements associated with being an Exchange Act-registered company will cease 90 days thereafter. The Company still intends to file its annual report on Form 10-K for the fiscal year ending February 29, 2020.

About Emmis

Emmis Communications Corporation (Nasdaq: EMMS) currently owns 4 FM and 2 AM radio stations in New York and Indianapolis, as well as Indianapolis Monthly magazine. Emmis also owns a controlling interest in Digonex, which provides dynamic pricing solutions across multiple industries, and Lencore, the world leader in high-quality sound masking solutions for offices and other commercial applications.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward looking statements may be identified by the use of words such as “intend”, “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  These forward looking statements include any statements regarding the Company’s strategic and operational plan, including the intention to delist from Nasdaq and deregister the Company’s Class A Common Stock, and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores.  The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.  Investors are referred to the most recent reports filed with the SEC by the Company.